Exhibit 10.1

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Amendment to Convertible Promissory Note (the “Amendment”) is entered into as of March 12, 2014 by and between ImageWare Systems, Inc., a Delaware corporation (the “Company”), and Neal I. Goldman, or his registered assigns (“Holder”). Unless otherwise specified herein, all capitalized terms set forth in this Amendment shall have the meanings ascribed to them in the Note.

RECITALS

WHEREAS, On March 27, 2013, the Company issued to the Holder a Convertible Promissory Note (the “Note”) in the principal amount of $2.5 million. A copy of the Note is attached hereto as Exhibit A;

WHEREAS, pursuant to the terms and conditions of the Note, the Holder agreed to make advances to the Company at the Company’s request, provided the aggregate principal amount outstanding at any one time does not exceed $2.5 million (the “Line of Credit”);

WHEREAS, in the event the Company consummates a Qualified Financing resulting in gross proceeds of at least $2.5 million, the Outstanding Balance of the Note shall become due and payable upon demand by the Holder;

WHEREAS, at any time prior to the Maturity Date, the Note is convertible into that number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), equal to the Outstanding Balance, divided by $0.95.

WHEREAS, the Holder and the Company now desire to amend the Note to: (i) increase the principal amount of the Note to $3.5 million, (ii) update the definition of Qualified Financing to a debt and/or equity financing resulting in gross proceeds of at least $3.5 million, and (iii) permit the Holder to convert up to $2.5 million of the Outstanding Balance of the Note into shares of Common Stock at $0.95 per share, with any remaining Outstanding Balance convertible into shares of Common Stock at $2.25 per share; and

WHEREAS, as additional consideration for entering into this Amendment, the Company desires to issue to the Holder a one-year warrant to purchase 177,778 shares of Common Stock for $2.25 per share.

AGREEMENT

NOW, THEREFORE, FOR VALUE RECEIVED, the undersigned parties agree as follows:

1. The principal sum of the Note is hereby increased to Three Million, Five Hundred Thousand Dollars ($3,500,000).  Any reference to a principal amount of $2,500,000, including but not limited to Sections 2(a) and 4(d), is hereby replaced with the principal amount of $3,500,000.

2. Section 2(c) of the Note is hereby amended and replaced in its entirety with the following:

(c)  This Line of Credit shall terminate, and no further advances shall be made, upon the earlier to occur of the Maturity Date or such date that the Company consummates a debt and/or equity financing resulting in net proceeds to the Company of at least $3.5 million (“Qualified Financing”).  In the event of consummation of a Qualified Financing, the Outstanding Balance under the terms of this Note shall be due and payable on demand.

3. Section 6 of the Note is hereby amended and replaced in its entirety with the following:

6. Conversion.  At any time prior to the Maturity Date, the Holder shall have the right and option to convert the Outstanding Balance into that number of fully paid and non-assessable shares of the Company’s Common Stock as is equal to the quotient obtained by dividing the Outstanding Balance by $0.95; provided, however, that in the event the Holder has converted at least $2,500,000 of any Outstanding Balance (plus any related accrued interest) into shares of the Company’s Common Stock at $0.95, the Holder shall have the right and option to convert any remaining Outstanding Balance into that number of fully paid and non-assessable shares of the Company’s Common Stock as is equal to the quotient obtained by dividing the Outstanding Balance by $2.25.

4. As additional consideration for entering into this Amendment, the Company shall issue to Holder a warrant exercisable for 177,778 shares of Common Stock (the “Warrant”).  The Warrant shall have a term of one year from the date of issuance, and shall have an exercise price of $2.25 per share.

5. The provisions of the Note, as modified in this Amendment, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions set forth in the Note, the terms and conditions set forth herein shall control.  This Amendment shall be governed by the laws of the State of California without regard to the conflict of laws provisions thereof.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed by its officers, thereunto duly authorized as of the date first above written.

THE COMPANY:

ImageWare Systems, INC.,

By:	/s/ Wayne Wetherell
Name:	Wayne Wetherell
Title:	CFO

HOLDER:

By:	/s/ Neal I. Goldman
Name:	Neal I. Goldman